EXHIBIT 99.3

Quarterly Information

Second Quarter 2003 Results of Operations

Consolidated revenues from continuing operations were $94.9 million for the second quarter of 2003 compared to $87.4 million in the second quarter of 2002. Premiere Conferencing’s second quarter 2003 revenue grew 13.4%, totaling $39.7 million versus $35.0 million in the same period in 2002. Premiere Conferencing’s gross profit margin (gross profit as a percentage of total revenue) was 82.9% and 80.5% for the three months ended June 30, 2002 and 2003, respectively, and its contribution margin (gross profit less direct operating costs as a percentage of total revenue) was 58.6% and 60.3% for the three months ended June 30, 2002 and 2003, respectively. Revenue for Xpedite grew 5.3% during the second quarter of 2003, totaling $55.2 million versus $52.4 million in the same period last year. Xpedite’s gross profit margin was 78.9% and 78.8% for the three months ended June 30, 2002 and 2003, respectively, and its contribution margin was 69.6% and 68.8% for the three months ended June 30, 2002 and 2003, respectively. Income from continuing operations increased to $6.8 million in the second quarter of 2003 from $2.9 million in the comparable prior year period. Diluted earnings per share from continuing operations increased to $0.12 from $0.05 in the second quarter of 2002. EBITDA(a) was $20.8 million in the second quarter of 2003 versus $16.0 million in the second quarter of 2002. During the second quarter of 2003, we repurchased $39.5 million face value of our existing convertible notes due 2004, leaving an outstanding balance of $133.0 million.

Year-to-date 2003 Results of Operations

Consolidated revenues from continuing operations for the six months ended June 30, 2003, were $184.1 million compared to $170.7 million in the comparable prior year period. Premiere Conferencing’s revenue for the six months ended June 30, 2003, totaled $76.3 million, an increase of 11.6% from $68.4 million for the comparable prior year period. Premiere Conferencing’s gross profit margin was 83.6% and 81.3% for the six months ended June 30, 2002 and 2003, respectively, and its contribution margin was 58.6% and 60.2% for the six months ended June 30, 2002 and 2003, respectively. Xpedite revenue for the first six months of 2003 grew 5.4% to $107.9 million from $102.4 million in the comparable prior year period. Xpedite’s gross profit margin was 77.9% and 79.1% for the six months ended June 30, 2002 and 2003, respectively, and its contribution margin was 68.7% and 69.1% for the six months ended June 30, 2002 and 2003, respectively. Income from continuing operations during the six months ended June 30, 2003 increased to $11.5 million from $5.0 million in the comparable prior year period. Diluted EPS from continuing operations for the first six months of 2003 were $0.21, up from $0.09 in the first six months of 2002. EBITDA(a) was $39.3 million for the six months ended June 30, 2003, compared to $31.7 million in the comparable prior year period.

(a)	“EBITDA” is considered a measure of liquidity. EBITDA is defined as income from continuing operations before interest, taxes, depreciation and amortization. Management uses this measure as an indicator of cash generated solely from operating activities and is an important measurement of each business unit’s contribution towards overall liquidity. Further, it provides management with a consistent measurement tool for evaluating the operating activities of a business unit before investing activities, interest and taxes. EBITDA is a non-GAAP financial measure. “GAAP” refers to United States generally accepted accounting principles. Management believes the most directly comparable GAAP financial measure is “net cash provided by operating activities from continuing operations” presented in the Company’s consolidated statements of cash flows in its financial statements. EBITDA is reconciled directly to net cash provided by operating activities from continuing operations below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2002	2003	2002	2003
	(unaudited)
EBITDA:	$15,960	$20,830	$31,687	$39,311
Add:
Equity based compensation	181	541	1,326	1,125
Movement in prepaids and other assets	(407)	3,839	8,691	3,280
Movement in accounts receivable, net	(5,902)	57	(15,470)	(4,784)
Movement in accruals and other liabilities	7,251	(157)	(16,359)	(9,547)
Deferred income tax movement	324	3,163	2,065	5,429
Less:
Gain on sale of marketable securities	—	(501)	(789)	(501)
Gain on repurchase of bonds	—	(1,397)	—	(1,397)
Tax expense	(2,142)	(4,663)	(3,883)	(8,268)
Interest, net	(2,774)	(2,256)	(5,656)	(4,822)

Net cash provided by operating activities from continuing operations	$12,491	$19,456	$1,612	$19,826

PTEK HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002
REVENUES	$94,851	$87,408	$184,071	$170,729
TELECOMMUNICATIONS COSTS	19,444	17,077	36,800	33,878

GROSS PROFIT	75,407	70,331	147,271	136,851
DIRECT OPERATING COSTS	13,490	13,378	26,806	26,458

CONTRIBUTION MARGIN	61,917	56,953	120,465	110,393

OTHER OPERATING EXPENSES:
Selling and marketing	26,845	22,729	51,109	44,998
General and administrative	13,548	12,928	27,044	25,777
Research and development	2,178	1,828	4,182	4,036
Depreciation	5,740	5,782	11,273	11,016
Amortization	1,416	2,362	3,415	6,153
Equity based compensation	541	181	1,125	1,326
Legal settlements, net	—	3,275	—	3,275

Total operating expenses	50,268	49,085	98,148	96,581

OPERATING INCOME	11,649	7,868	22,317	13,812

OTHER INCOME (EXPENSE):
Interest expense	(2,453)	(2,888)	(5,262)	(5,904)
Interest income	197	114	441	248
Gain on sale of marketable securities	501	—	501	789
Gain on repurchase of bonds	1,397	—	1,397	—
Other, net	126	(53)	407	(83)

Total other income (expense)	(232)	(2,827)	(2,516)	(4,950)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	11,417	5,041	19,801	8,862
INCOME TAX EXPENSE	4,663	2,142	8,268	3,883

INCOME FROM CONTINUING OPERATIONS	$6,754	$2,899	$11,533	$4,979

DISCONTINUED OPERATIONS:
Loss from operations from Voicecom (including loss on disposal of $1,262 and $13,887 for the three and six months ended June 30, 2002)	(132)	(1,262)	(132)	(19,716)
Income tax benefit	(51)	(442)	(51)	(6,901)

Loss on discontinued operations	(81)	(820)	(81)	(12,815)

NET INCOME (LOSS)	$6,673	$2,079	$11,452	$(7,836)

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.13	$0.05	$0.22	$0.09
Discontinued operations	$(0.00)	$(0.01)	$(0.00)	$(0.24)

Net income (Loss)	$0.13	$0.04	$0.22	$(0.15)

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.12	$0.05	$0.21	$0.09
Discontinued operations	$(0.00)	$(0.01)	$(0.00)	$(0.23)

Net income (Loss)	$0.12	$0.04	$0.21	$(0.14)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	53,168	53,739	52,591	53,296

DILUTED	55,817	56,437	54,954	55,715

PTEK HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2003 AND DECEMBER 31, 2002

(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and equivalents	$30,453	$68,777
Restricted cash, current	1,250	—
Marketable securities, available for sale	272	641
Accounts receivable (less allowances of $6,749 and $7,074, respectively)	56,694	51,909
Prepaid expenses and other	5,708	8,872
Deferred income taxes, net	13,614	15,801

Total current assets	107,991	146,000

PROPERTY AND EQUIPMENT, NET	60,499	63,148

OTHER ASSETS
Goodwill	123,066	123,066
Intangibles, net	15,040	7,802
Deferred income taxes, net	3,546	6,648
Notes receivable—employees	2,086	2,083
Restricted cash, non-current	3,438	—
Other assets	3,227	3,346

	$318,893	$352,093

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$32,613	$37,110
Accrued taxes	8,160	8,250
Accrued expenses	30,723	32,319
Current maturities of long term debt & capital lease obligations	4,002	4,320
Accrued restructuring costs	883	1,898

Total current liabilities	76,381	83,897

LONG TERM LIABILITIES
Convertible subordinated notes	133,000	172,500
Long term debt & capital lease obligations	1,534	3,407
Other accrued expenses	10,935	7,951

Total long term liabilities	145,469	183,858

SHAREHOLDERS’ EQUITY
Common stock $0.01 par value; 150,000,000 shares authorized, 53,603,148 and 58,733,628 shares issued in 2003 and 2002 and 53,603,148 and 53,540,828 shares outstanding in 2003 and 2002, respectively	536	587
Unrealized gain on marketable securities	74	276
Additional paid-in capital	581,966	603,883
Unearned restricted stock compensation	(1,256)	(1,913)
Treasury stock, at cost	—	(22,112)
Note receivable, shareholder	(5,193)	(5,042)
Cumulative translation adjustment	(2,065)	(2,810)
Accumulated deficit	(477,019)	(488,531)

Total shareholders’ equity	97,043	84,338

	$318,893	$352,093

PTEK HOLDINGS, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2003 AND 2002

(IN THOUSANDS, UNAUDITED)

	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)	$11,452	$(7,836)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on discontinued operations	81	12,815
Depreciation	11,273	11,016
Amortization	3,415	6,153
Gain on sale of marketable securities, available for sale	(501)	(789)
Gain on repurchase of bonds	(1,397)	—
Deferred income taxes	5,429	2,065
Payments for restructuring costs	(549)	(1,770)
Equity based compensation	1,125	1,326
Changes in assets and liabilities:	—	—
Accounts receivable, net	(4,784)	(15,470)
Prepaid expenses and other	3,280	8,691
Accounts payable and accrued expenses	(8,998)	(14,589)

Total adjustments	8,374	9,448

Net cash provided by operating activities from continuing operations	19,826	1,612

Net cash provided by operating activities from discontinued operations	—	164

Net cash provided by operating activities	19,826	1,776

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(7,124)	(6,813)
Proceeds from sale of business	—	7,248
Business acquisitions	(6,782)	—
Increase in restricted cash for acquisitions, net	(4,688)	—
Sale of marketable securities	541	875

Net cash (used in) provided by investing activities from continuing operations	(18,053)	1,310

Net cash used in investing activities from discontinued operations	—	(155)

Net cash (used in) provided by investing activities	(18,053)	1,155

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments under borrowing arrangements	(2,192)	(1,476)
Principal payments from bond repurchase	(37,901)	—
Proceeds from long term borrowing arrangements	—	4,000
Purchase of treasury stock, at cost	(627)	(537)
Exercise of stock options	363	181

Net cash (used in) provided by financing activities from continuing operations	(40,357)	2,168

Net cash used in financing activities from discontinued operations	—	(1,086)

Net cash (used in) provided by financing activities	(40,357)	1,082

Effect of exchange rate changes on cash and equivalents	260	1,370

NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS	(38,324)	5,383

CASH AND EQUIVALENTS, beginning of period	68,777	48,023

CASH AND EQUIVALENTS, end of period	$30,453	$53,406